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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Form S-8 Registration Statement No. 33-48217 and Registration Statement No. 33-85724 of Ark Restaurants Corp. of our report dated November 22, 1999, appearing in the Annual Report on Form 10-K of Ark Restaurants Corp. for the year ended October 2, 1999.

Deloitte & Touche LLP

New York, New York
December 29, 1999